Whitestone REIT Reports Second Quarter 2017 Results
- Annualized Base Rent Per Leased Square Foot in Wholly Owned Properties Grows 23% -
- Undepreciated Cost Basis Real Estate Assets Now Exceed $1.1 Billion -
- Net Income of $0.05 per Share -
- Funds from Operations ("FFO") of $0.22 per Share, FFO Core of $0.31 per Share -
- Updates 2017 Full Year Guidance -

HOUSTON, August 3, 2017 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the second quarter ended June 30, 2017. Whitestone acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s national, regional and local tenants provide daily necessities, needed services and entertainment not readily available online to the communities they serve.

Highlights
All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.

Second Quarter 2017 Compared to Second Quarter 2016:

•	20.2% growth in revenues to $30.2 million

•	Net income attributable to Whitestone REIT of $2.0 million

•	18.7% growth in net operating income (“NOI”) to $20.3 million

•	4.5% same store NOI growth in wholly owned properties. 2.8% same store growth in all properties, including consolidated partnership properties ("non-core" legacy assets)

•	FFO was $8.5 million versus $7.0 million or $0.22 per diluted share versus $0.24

•	FFO Core was $11.6 million versus $9.2 million or $0.31 per diluted share versus $0.32

•	23% increase in annualized base rent in wholly owned properties to $18.93 per leased square foot

•	6.4% rental rate increase on new and renewal leases executed in wholly owned properties. (GAAP basis, Trailing twelve months)

•	89.8% occupancy in Whitestone wholly owned operating properties, 89.3% including development portfolio

“Our neighborhood centers, located on the best retail corners within our targeted high growth communities, continue to produce strong results as evidenced by our 4.5% same store NOI growth,” commented Jim Mastandrea, Chairman and Chief Executive Officer. “Our more than $275 million of accretive acquisitions that have closed over the last twelve months have enabled us to continue to gain efficiencies in our operating platform and overall cost structure; bring total undepreciated cost basis real estate assets to over $1.1 billion in book value; and increase year over year revenues by 20.2%. Our focus on e-commerce resistant retailers and daily essential services at our community centers speaks to the power and resilience of our business strategy. Our differentiated model and highly targeted accretive acquisitions position Whitestone to perform well through consumer spending cycles and maximize long-term shareholder value.”

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of June 30, 2017, Whitestone wholly owned 58 Community Centered PropertiesTM with 5.0 million square feet of gross leasable area ("GLA"). The portfolio comprises 30 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Dallas-Fort Worth (6), Houston (17) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. Between 2000 and 2014, all of these cities experienced double-digit growth in population, with Austin at +35.8%, San Antonio at +23.4%, Dallas-Fort Worth at +20.5%, Phoenix at +15.8% and Houston at +13.2%.

The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns a majority interest in and manages 14 properties containing 1.5 million square feet of GLA through its investment in Pillarstone Capital REIT Operating Partnership L.P.

At the end of the second quarter of 2017, the Company's diversified tenant base comprised approximately 1,625 tenants, with the largest tenant accounting for only 2.6% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to more than 15 years for larger tenants. The leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:

During the second quarter, the leasing team signed 89 leases totaling 231,000 square feet of new, expansion and renewal leases, compared to 101 leases totaling 309,000 square feet in the second quarter of 2016. The total lease value added during the quarter was $21.0 million compared to $24.7 million during the same period last year. The Company's total operating portfolio occupancy stood at 89.8% at quarter end.

Acquisitions:

Eldorado Plaza

On May 3, 2017, the Company completed the acquisition of Eldorado Plaza, located in McKinney, Texas, for a purchase price of $46.6 million in cash and net prorations, using $24.6 million of borrowings under its credit facility and a portion of the net proceeds from its April offering of common shares. Eldorado Plaza is located on the north end of the Dallas “Platinum Corridor,” which is known for its mix of national companies and regional branch offices including Coca-Cola, Wells Fargo, Pizza Hut, Hilton Hotels, NexBank, iHeart Communications and Mary Kay Cosmetics. The Class-A lifestyle center contains 221,577 square feet of leasable space, with the option to purchase an additional 1.86 acres of developable land that will give Whitestone the ability to build an estimated 24,000 square feet of additional leasable space, based on current plans. As of June 30, 2017, Eldorado Plaza was 96% leased.

BLVD Place

On May 26, 2017, the Company completed the acquisition of BLVD Place, a Class-A retail center located in the affluent and fast-growing Uptown community of Houston, Texas, for a purchase price of $158.0 million, using $80 million of asset level mortgage financing and a portion of the net proceeds from its April offering of common shares. BLVD Place is located in Uptown Houston, one of the largest business districts in the United States. The 99% leased, Class-A lifestyle center, includes 216,944 square feet of leasable space and approximately 1.43 acres of developable land. The Company currently intends to develop a six-story, 137,000 square foot mixed-use building (the “BLVD Phase II Development”) on the developable land at BLVD Place, for an estimated $45 million incremental development cost. The BLVD Phase II Development is expected to include 46,000 square feet of retail space on the first two floors and 91,000 square feet of office space on the top four floors.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company's activities over the last twelve months, the Company’s undepreciated cost basis real estate assets grew by $295 million to $1.14 billion at June 30, 2017, compared to $844.8 million at June 30, 2016.

Liquidity, Debt and Credit Facility:

At June 30, 2017, 48 of the Company’s wholly-owned 58 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $728.7 million. The Company had total real estate debt, net of cash, of $653.7 million, of which approximately 67%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the second quarter was 3.9% and the weighted average remaining term was 5.7 years.

At quarter end, Whitestone had $9.3 million of cash available on its balance sheet and $72.8 million of available capacity under its credit facility, not including a $200 million accordion option.

Capital Markets Activity:

In April 2017, the Company completed the sale of 8,018,500 common shares at a public offering price of $13.00 per share for net proceeds of approximately $100 million, which the Company used to repay a portion of its credit facility and for general corporate purposes, including to fund a portion of the purchase prices of Eldorado Plaza and BLVD Place. During the three months ended June 30, 2017, the Company sold 176,576 common shares for net proceeds of approximately $2.4 million, which the Company used for general corporate purposes.

Dividend

On June 15, 2017, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the third quarter of 2017, to be paid in three equal installments of $0.095 in July, August and September 2017.

2017 Guidance

The Company is updating its previously released guidance for 2017 as follows:

2017 Guidance (per diluted share)	Current	Previous
Net Income	$0.26 - $0.31	$0.24 - $0.29
FFO	$0.97 - $1.02	$1.00 - $1.05
FFO Core	$1.29 - $1.34	$1.34 - $1.39
Same Store Property NOI Growth	2% - 4%	3% - 5%

The current guidance reflects the impact of the equity issuance and acquisitions in the second quarter, and lower than anticipated same store growth in the Company’s non-retail consolidated legacy portfolio. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced elsewhere in this release and during the Company’s conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2017 Financial Guidance” and “Reconciliation of Non-GAAP Measures - 2017 Financial Guidance” sections of the supplemental data package for the full list of guidance information.

Conference Call Information
In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, August 3, 2017 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (877) 795-3638
Dial-in number for international participants:    (719) 325-4791

The conference call will be recorded and a telephone replay will be available through Thursday, August 17, 2017. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            8577318

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The second quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone's results of operations, communities and tenants are available on the Company's website at www.whitestonereit.com.

About Whitestone REIT

Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provide daily necessities, needed services and entertainment to the community which are not readily available on the internet. Whitestone’s properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest-growing US population centers with highly educated workforces, high household incomes and strong job growth. Visit www.whitestonereit.com for additional information.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rate of return; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
David K. Holeman
Chief Financial Officer
Investor Relations (713) 435-2219

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per unit data)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,140,299	$920,310
Accumulated depreciation	(118,442)	(107,258)
Total real estate assets	1,021,857	813,052
Cash and cash equivalents	9,267	4,168
Restricted cash	127	56
Marketable securities	550	517
Escrows and acquisition deposits	7,408	6,620
Accrued rents and accounts receivable, net of allowance for doubtful accounts	20,482	19,951
Unamortized lease commissions and loan costs	8,283	8,083
Prepaid expenses and other assets	3,431	2,762
Total assets	$1,071,405	$855,209

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$663,480	$544,020
Accounts payable and accrued expenses	30,206	28,692
Tenants' security deposits	6,600	6,125
Dividends and distributions payable	11,289	8,729
Total liabilities	711,575	587,566
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 38,526,489 and 29,468,563 issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	38	29
Additional paid-in capital	507,227	396,494
Accumulated deficit	(159,413)	(141,695)
Accumulated other comprehensive gain	845	859
Total Whitestone REIT shareholders' equity	348,697	255,687
Noncontrolling interests:
Redeemable operating partnership units	11,219	11,941
Noncontrolling interest in Consolidated Partnership	(86)	15
Total noncontrolling interests	11,133	11,956
Total equity	359,830	267,643
Total liabilities and equity	$1,071,405	$855,209

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Property revenues
Rental revenues	$23,010	$19,649	$44,306	$39,071
Other revenues	7,198	5,480	14,169	11,493
Total property revenues	30,208	25,129	58,475	50,564

Property expenses
Property operation and maintenance	5,375	4,683	10,869	9,477
Real estate taxes	4,487	3,304	8,407	6,658
Total property expenses	9,862	7,987	19,276	16,135

Other expenses (income)
General and administrative	5,848	5,413	12,017	10,249
Depreciation and amortization	6,681	5,521	12,689	10,913
Interest expense	5,629	4,748	10,782	9,552
Interest, dividend and other investment income	(101)	(78)	(239)	(175)
Total other expense	18,057	15,604	35,249	30,539

Income before gain (loss) on sale or disposal of properties or assets and income taxes	2,289	1,538	3,950	3,890

Provision for income taxes	(89)	(11)	(170)	(167)
Gain on sale of properties	16	—	16	2,890
Loss on sale or disposal of assets	(72)	(18)	(95)	(16)

Net income	2,144	1,509	3,701	6,597

Redeemable operating partnership units	60	25	114	116
Non-controlling interests in Consolidated Partnership	101	—	165	—
Less: Net income attributable to noncontrolling interests	161	25	279	116

Net income attributable to Whitestone REIT	$1,983	$1,484	$3,422	$6,481

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.05	$0.10	$0.23
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.05	$0.05	$0.10	$0.22

Weighted average number of common shares outstanding:
Basic	35,716	26,819	32,583	26,712
Diluted	36,544	27,513	33,493	27,501

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.5700	$0.5700

Consolidated Statements of Comprehensive Income (Loss)

Net income	$2,144	$1,509	$3,701	$6,597

Other comprehensive gain (loss)

Unrealized loss on cash flow hedging activities	(780)	(2,450)	(48)	(8,491)
Unrealized gain on available-for-sale marketable securities	33	36	33	31

Comprehensive income (loss)	1,397	(905)	3,686	(1,863)

Less: Net income attributable to noncontrolling interests	161	26	279	116
Less: Comprehensive loss attributable to noncontrolling interests	(22)	(42)	(1)	(149)

Comprehensive income (loss) attributable to Whitestone REIT	$1,258	$(889)	$3,408	$(1,830)

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Six Months Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net income	$3,701	$6,597
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,689	10,913
Amortization of deferred loan costs	624	784
Amortization of notes payable discount	298	145
Loss (gain) on sale or disposal of assets and properties	79	(2,874)
Bad debt expense	907	763
Share-based compensation	4,833	3,844
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(788)	844
Accrued rent and accounts receivable	(1,438)	(2,014)
Unamortized lease commissions	(1,431)	(1,133)
Prepaid expenses and other assets	511	459
Accounts payable and accrued expenses	(6,756)	(2,537)
Tenants' security deposits	475	324
Net cash provided by operating activities	13,704	16,115
Cash flows from investing activities:
Acquisitions of real estate	(124,557)	—
Additions to real estate	(8,279)	(11,055)
Proceeds from sales of properties	26	3,957
Net cash used in investing activities	(132,810)	(7,098)
Cash flows from financing activities:
Distributions paid to common shareholders	(18,546)	(15,497)
Distributions paid to OP unit holders	(623)	(277)
Distributions paid to noncontrolling interest in Consolidated Partnership	(266)	—
Proceeds from issuance of common shares, net of offering costs	107,619	10,600
Net proceeds from credit facility	40,600	3,000
Repayments of notes payable	(1,826)	(1,585)
Payments of loan origination costs	(695)	—
Change in restricted cash	(71)	4
Repurchase of common shares	(1,987)	(1,922)
Net cash provided by (used in) financing activities	124,205	(5,677)

Net increase in cash and cash equivalents	5,099	3,340
Cash and cash equivalents at beginning of period	4,168	2,587
Cash and cash equivalents at end of period	$9,267	$5,927

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Six Months Ended
	June 30,
	2017	2016
Supplemental disclosure of cash flow information:
Cash paid for interest	$10,341	$9,169
Cash paid for taxes	329	284
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$232	$253
Financed insurance premiums	$1,115	$1,060
Value of shares issued under dividend reinvestment plan	$63	$53
Value of common shares exchanged for OP units	$206	$98
Change in fair value of available-for-sale securities	$33	$31
Change in fair value of cash flow hedge	$(48)	$(8,491)
Reallocation of ownership percentage between parent and subsidiary	$8	$—

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
FFO AND FFO CORE	2017	2016	2017	2016
Net income attributable to Whitestone REIT	$1,983	$1,484	$3,422	$6,481
Adjustments to reconcile to FFO:(1)
Depreciation and amortization of real estate assets	6,445	5,479	12,240	10,790
(Gain) loss on sale or disposal of assets and properties	55	18	77	(2,874)
Net income attributable to exchangeable operating partnership units	60	25	114	116
FFO	8,543	7,006	15,853	14,513

Adjustments to reconcile to FFO Core:
Share-based compensation expense	2,390	1,819	4,841	3,844
Acquisition costs	716	393	1,134	563
FFO Core	$11,649	$9,218	$21,828	$18,920

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$8,543	$7,006	$15,853	$14,513
Distributions paid on unvested restricted common shares	(105)	(197)	(200)	(352)
FFO excluding amounts attributable to unvested restricted common shares	$8,438	$6,809	$15,653	$14,161
FFO Core excluding amounts attributable to unvested restricted common shares	$11,544	$9,021	$21,628	$18,568

Denominator:
Weighted average number of total common shares - basic	35,716	26,819	32,583	26,712
Weighted average number of total noncontrolling OP units - basic	1,086	484	1,093	488
Weighted average number of total common shares and noncontrolling OP units - basic	36,802	27,303	33,676	27,200

Effect of dilutive securities:
Unvested restricted shares	828	694	910	789
Weighted average number of total common shares and noncontrolling OP units - diluted	37,630	27,997	34,586	27,989

FFO per common share and OP unit - basic	$0.23	$0.25	$0.46	$0.52
FFO per common share and OP unit - diluted	$0.22	$0.24	$0.45	$0.51

FFO Core per common share and OP unit - basic	$0.31	$0.33	$0.64	$0.68
FFO Core per common share and OP unit - diluted	$0.31	$0.32	$0.63	$0.66

(1)	Includes pro-rata share attributable to Pillarstone OP in 2017.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended		Three Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
PROPERTY NET OPERATING INCOME
Net income attributable to Whitestone REIT	$1,983	$1,484	$3,422	$6,481
General and administrative expenses	5,848	5,413	12,017	10,249
Depreciation and amortization	6,681	5,521	12,689	10,913
Interest expense	5,629	4,748	10,782	9,552
Interest, dividend and other investment income	(101)	(78)	(239)	(175)
Provision for income taxes	89	11	170	167
Gain on sale of properties	(16)	—	(16)	(2,890)
Loss on disposal of assets	72	18	95	16
Net income attributable to noncontrolling interests	161	25	279	116
NOI	$20,346	$17,142	$39,199	$34,429